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                       ADVANCED MEDICAL TECHNOLOGIES, INC.

                                 AMENDED BY-LAWS


                                   ARTICLE ONE

                                   STOCKHOLDERS


          SECTION 1.1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be presented at the meeting shall be held at such place within or without the State of Delaware as the Board of Directors, the Chairman of the Board, the Executive Committee, if any, or the President may fix, at 10 A.M. on the first Tuesday of April in each year, beginning with the year 1989, or, if that day is a legal holiday in the jurisdiction in which the meeting is to be held, then on the next following day that is not a legal holiday.

          SECTION 1.2. SPECIAL MEETING. A special meeting of stockholders may be called for any proper purpose, notice of which was given in the notice of meeting, at any time by the Board of Directors, the Chairman of the Board, the Executive Committee, if any, or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, that are proposed to be presented at the meeting, signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held on such date, at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

          SECTION 1.3. NOTICE OF MEETING. For each meeting of stockholders written notice shall be given stating the place, date and hour and the purpose or purposes for which the meeting is called and, if other than the place where the meeting is to be held, the place within the city in which the meeting is to be held where the list of stockholders required by Section 1.9 is to be open for examination at least 10 days prior to the meeting. Except as otherwise required by Delaware law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid,


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directed to the stockholder at his address as it appears on the records of the Corporation.

          SECTION 1.4. QUORUM. Except as otherwise required by law or in the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but, in the absence of a quorum, the holders of record present in person or represented by proxy at such meeting may vote to adjourn the meeting from time to time until a quorum is obtained.

          SECTION 1.5. PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of stockholders shall be presided over by the Chairman of the Board or, in his absence, by the President or, if neither is present, by the person designated in writing by the Chairman of the Board or, if no such person is present, then by a person designated by the Board of Directors; if no such person is present, then the stockholders at the meeting present in person or represented by proxy shall by plurality vote elect a person to act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the chairman of the meeting.

          SECTION 1.6. VOTING. Except as otherwise provided by law or in the Certificate of Incorporation, and subject to the provisions of Section 1.10:

               (a) each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share standing in his name on the books of the Corporation;

               (b)  directors shall be elected by a cumulative vote;

               (c) each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter; and

               (d) election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder at the meeting present in person or represented by proxy entitled to vote in such election or on such matter, as the case may be.

          SECTION 1.7. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy,

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but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          SECTION 1.8. ADJOURNED MEETINGS. A meeting of stockholders may be adjourned to another time or place as provided in Sections 1.4 or 1.6(c). Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, provided a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

          SECTION 1.9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. A complete list of the stockholders entitled to vote at every meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          SECTION 1.10. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no

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prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                   ARTICLE TWO

                                    DIRECTORS

          SECTION 2.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          SECTION 2.2. NUMBER; TERM OF OFFICE. The number of directors that shall constitute the whole Board of Directors shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors or, if the Board of Directors shall not have taken such action, it shall be the number of directors elected by the sole incorporator. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

          SECTION 2.3. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

          SECTION 2.4. REMOVAL. Any one or more directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

          SECTION 2.5. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of a majority of the

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directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

          SECTION 2.6. REGULAR AND ANNUAL MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and at such place within or without the State of Delaware as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

          SECTION 2.7. SPECIAL MEETINGS; NOTICE. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board, the Executive Committee, if any, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place within or without the State of Delaware as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven days before the day fixed for the meeting, addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

          SECTION 2.8. PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the President, if a director, or if neither is present, by such member of the Board of Directors as shall be chosen by a majority of the directors present. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

          SECTION 2.9. QUORUM; VOTING. A majority of the whole Board of Directors shall constitute a quorum for the

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transaction of business, but in the absence of a quorum a majority of those present (or if only one by present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by law, the Certificate of Incorporation or the By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 2.10. MEETING BY TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participating shall constitute presence in person at such meeting.

          SECTION 2.11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

          SECTION 2.12. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee or one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except for such amendments as by law are expressly permitted to be made by committees of the Board of Directors), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. The Board of Directors may designate who, in the absence of disqualification of a member of members of a committee at a meeting, may replace such absent or disqualified member or members at such meeting. In the

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absence of such a designation, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

          SECTION 2.13. COMPENSATION. A director shall receive such compensation, if any, for his services as a director as may from time to time be fixed by the Board of Directors, which compensation may be based, in whole or in part, upon his attendance at meetings of the Board of Directors or of its committees. He may also be reimbursed for his expenses in attending any meeting.

          SECTION 2.14. APPROVAL OF MATERIAL TRANSACTIONS. The Corporation shall not enter into any Material Transaction (as hereinafter defined) with any person ("Control Person") controlling the Corporation or any entity controlled by such Control Person without the approval of a special committee of not less than two directors of the Corporation, deemed to be independent pursuant to or in satisfaction of the rules or policy of the exchange on which the Corporation's Common Stock is then currently listed (or otherwise satisfactory to such exchange), appointed to review, negotiate and make recommendations to the Board of Directors concerning the proposed Material Transaction, which special committee, in connection with the foregoing, shall: (i) retain independent legal counsel, at the Corporation's expense, to advise it with respect to such transaction; and (ii) retain an independent financial advisor, at the Corporation's expense, to advise it with respect to such transaction, if such action is determined by the special committee to be advisable upon consultation with its independent counsel. A "Material Transaction" shall mean any transaction which has a material effect on the business, operations, financial condition or prospects of the Corporation. For this purpose, any transaction involving total payments in excess of $1 million shall be deemed to be material. For purposes of this Section, "control", as used with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of another person whether through the ownership of voting securities, by agreement or otherwise.

                                  ARTICLE THREE

                                     OFFICERS

          SECTION 3.1. ELECTION; QUALIFICATION. The officers of the Corporation shall have such titles and duties

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as are set forth in a resolution adopted by the Board of Directors.  The
Board of Directors may elect such officers as it may from time to time determine. Two or more offices may be held by the same person.

          SECTION 3.2. TERM OF OFFICE. Each officer shall hold office from the time of his election and qualification until the expiration of the term for which he is elected and until the time his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 3.4.

          SECTION 3.3. RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.4. REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

          SECTION 3.5. VACANCIES. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

          SECTION 3.6. COMPENSATION. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

          SECTION 3.7. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board and shall preside at its meetings and at all meetings of stockholders. He shall keep in close touch with the administration of the affairs of the Corporation and supervise its general policies. He shall see that the acts of the executive officers conform to the policies of the Corporation as determined by the Board and shall perform such other duties as may from time to time be assigned to him by the Board.

          SECTION 3.8. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall be a member of the Board. In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board shall perform all the duties and may exercise any of the powers of the Chairman of the Board. He shall perform such other duties as may from time to time be assigned to him by the Board.

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          SECTION 3.9.   THE PRESIDENT.  The President shall, subject to the
direction and under the supervision of the Board, be the principal executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation and shall keep the Board fully advised. If the office of Chairman of the Board be vacant or if the Chairman of the Board be absent, he shall preside at meetings of the stockholders and of the Board.
At the direction of the Board, he shall have power in the name of the Corporation and on its behalf to execute any and all deeds, mortgages, contracts, agreements and other instruments in writing. He shall employ and discharge employees and agents of the Corporation, except such as shall hold their offices by appointment of the Board, but he may delegate these powers to other officers as to employees under their immediate supervision. He shall have such powers and perform such duties as generally pertain to the office of President, as well as such further powers and duties as may be prescribed by the Board.

          SECTION 3.10. VICE-PRESIDENTS. Each Vice-President shall have such powers and perform such duties as the Board or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-Laws. In the absence or inability to act of the President, the Vice-President next in order as designated by the Board or, in the absence of such designation, senior in length of service in such capacity, who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board. The performance of any duty by a Vice-President shall be conclusive evidence of his power to act.

          SECTION 3.11. THE TREASURER. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or other depositary or depositaries as the Board may designate. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall render an account of his transactions to the Board as often as it shall require the same and shall at all reasonable times exhibit his books and accounts to any director; shall cause to be entered regularly in books kept for that purpose full and accurate account of all moneys received and disbursed by him on account of the Corporation. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation in case of his death, resignation, retirement or

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removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control, belonging to the Corporation. He shall have such further powers and duties as are incident to the position of Treasurer, subject to the control of the Board.

          SECTION 3.12. THE SECRETARY. The Secretary shall record the proceedings of meetings of the Board and of the stockholders in a book kept for that purpose and shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall affix the seal to all certificates of shares of stock of the Corporation (if required by the form of such certificates) and to such other papers or documents as may be proper and, when the seal is so affixed, he shall attest the same by his signature wherever required. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board may direct. He shall, in general, perform all duties of Secretary, subject to the control of the Board.

          SECTION 3.13. ASSISTANT TREASURERS. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer of the Board may from time to time assign to him.

          SECTION 3.14. ASSISTANT SECRETARIES. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary of the Board may from time to time assign to him.

          SECTION 3.15. OTHER OFFICERS. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board.

          SECTION 3.16. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

          SECTION 3.17. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board, the President or any Vice-President may from time to time appoint an attorney or attorneys or an agent or agents to exercise in the name and on behalf of the

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Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities, and the President or any Vice-President may instruct the person or persons so appointed as to the manner or exercising such powers and rights, and the President or any Vice-President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

                                   ARTICLE FOUR

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

          SECTION 4.1. INDEMNIFICATION. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a

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director, officer, employee or agent of another corporation, Partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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               (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

               (h) For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this

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

Section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified by the Board of Directors, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall incur to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE FIVE

                                  CAPITAL STOCK

          SECTION 5.1. STOCK CERTIFICATES. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe, provided the Board of Directors may by resolution provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such stockholder's name on the books of the Corporation. Each stock certificate and certificate representing previously uncertificated shares shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures appearing on any such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 5.2. TRANSFER OF STOCK. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable only upon surrender of the certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.

          SECTION 5.3. HOLDERS OF RECORD. Prior to due presentment for registration of transfer, the Corporation may

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

treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

          SECTION 5.4. LOST, DESTROYED, MUTILATED OR STOLEN CERTIFICATES. The Corporation shall issue a new certificate of stock or uncertificated shares to replace a certificate theretofore issued by it alleged to have been lost, destroyed, mutilated or stolen, if the owner or his legal representative (i) submits a written request for the replacement of the certificate, together with the mutilated certificate or such evidence as the Board of Directors may deem satisfactory of the loss, destruction or theft of the certificate, and such request is received by the Corporation before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, mutilation or theft of any such certificate or the issuance of any such new certificate and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                   ARTICLE SIX

                                  MISCELLANEOUS

          SECTION 6.1. ACQUISITIONS. Any acquisition contemplated to be made by the Corporation, which is not otherwise subject to the vote or consent of the stockholders of the Corporation, shall be approved by a majority of the Corporation's directors not having an interest in such acquisition. This Section 6.1 shall not be further amended or repealed without appropriate action by the stockholders of the Corporation.

          SECTION 6.2. WAIVER OF NOTICE. Whenever notice is required to be given by the Certificate of Incorporation, the By-Laws or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

          SECTION 6.3. FISCAL YEAR. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

          SECTION 6.4. CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE SEVEN

                               AMENDMENT OF BY-LAWS

          SECTION 7.1. AMENDMENT. The By-Laws may be adopted, amended or repealed by the stockholders of the Corporation or by the Board of Directors by a majority vote of the whole Board of Directors.

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